UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: January 27, 2026

(Date of earliest event reported)

Winvest Group Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-56204	27-2052033
(State of Incorporation)	Commission File Number	(IRS EIN)

50 West Liberty Street, Suite 880

Reno, NV 89501

(Address of principal executive offices)

(775) 996-0288

(Registrant’s telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	WNLV	OTC Markets: OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Resignation of Directors:

On January 27, 2026, Wan Nyuk Ming resigned from his positions as Chairman of the Board and Director of Winvest Group Ltd., and Ng Chian Yin resigned from his position as Director of Winvest Group Ltd., each for personal reasons. The resignations were not the result of any disagreement with the Company, its management, or the Board regarding the Company’s operations, policies, or practices.

Following the resignations, the Board of Directors of the Company will take such action as it deems necessary to fill the resulting vacancies in accordance with the Company’s bylaws and applicable law.

Appointment of New Chairman:

On January 27, 2026, the Board of Directors of Winvest Group Ltd. appointed Khiow Hui Lim as Chairman of the Board, effective immediately. Ms. Khiow Hui Lim will serve as Chairman in addition to her existing role as a director of the Company.

There are no arrangements or understandings between Ms. Khiow Hui and any other person pursuant to which she was appointed Chairman, and there are no transactions between Ms. Khiow Hui Lim and the Company that would require disclosure under Item 404(a) of Regulation S-K.

The appointment was approved by the Board of Directors by written consent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Winvest Group Ltd.

Dated: January 30, 2026	By:	/s/ Khiow Hui Lim
Khiow Hui Lim, Chairman of the Board & Director

	By:	/s/ Jeffrey Wong
Jeffrey Wong, Director

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